Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 15, 2023 relating to the financial statements of Dianthus Therapeutics OpCo, Inc. (formerly Dianthus Therapeutics, Inc.) appearing in the Current Report on Form 8-K of Dianthus Therapeutics, Inc. filed on September 21, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Morristown, New Jersey

October 4, 2023